STOCK OPTION AGREEMENT
UNDER THE GUIDEWIRE SOFTWARE, INC.
AMENDED AND RESTATED 2020 STOCK PLAN
Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:    $
    [FMV on Grant Date]
Grant Date:
Expiration Date:
Option Type:                Incentive Stock Option*/Non-Qualified Stock Option*
[* This Stock Option is intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).]1
[* This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).]2
Pursuant to the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan as amended through the date hereof (the “Plan”), Guidewire Software, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.
1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder in circumstances involving the Optionee’s death or disability [and to any Company leave of absence policy in effect], this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee continues to be employed with the Company or a Subsidiary on such dates:
1 For ISOs
2 For NQSOs

Incremental Number of Option Shares Exercisable[*][3]	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
[* Max. of $100,000 per year.]4
Notwithstanding anything in this Agreement to the contrary, in the case of a Sale Event, this Stock Option and the Option Shares shall be treated as provided in Section 3(c) of the Plan[ provided; however that the Stock Option and the Option Shares shall be subject to any executive agreement by and between the Optionee and the Company, as applicable (the “Executive Agreement”)].
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
2.Manner of Exercise.
(a)The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii)  by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure or (iv a combination of (i), (ii), and (iii) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and
3 For ISOs
4 For ISOs.

(iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.Termination of Employment. If the Optionee’s employment with the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)Termination Due to Death. If the Optionee’s employment with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b)Termination Due to Disability. If the Optionee’s employment with the Company or a Subsidiary terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of disability shall terminate immediately and be of no further force or effect.
(c)Termination for Cause. If the Optionee’s employment with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d)Other Termination. If the Optionee’s employment with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
The Administrator’s determination of the reason for termination of the Optionee’s employment with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
6.Tax Withholding. Regardless of any action that the Company, the Optionee’s actual employer or any parent, Subsidiary or affiliate to which the Optionee provides service if the Optionee is a Consultant (collectively, the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including, without limitation, the grant, vesting, or exercise of the Stock Option, the issuance of Stock upon exercise, the subsequent sale of Stock acquired pursuant to such issuance, and the receipt of any dividends or dividend equivalents; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. The Optionee shall not make any claim against the Company or its Board, officers or employees related to Tax-Related Items arising from this Stock Option or the Optionee’s other compensation. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
        Prior to any relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(a)    payment by the Optionee to the Company and/or Employer; or

(b)    withholding from the Optionee’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or
(c)    withholding from proceeds of the sale of Stock acquired upon vesting and exercise of the Stock Options, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization).
        To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Stock, the Optionee is deemed, for tax purposes, to have been issued the full number of share of Stock subject to the Stock Option, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.
Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
7.Clawback Acknowledgements.
(a)The Optionee agrees that this Agreement and the Stock Option hereunder are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time, including, without limitation, the Company’s Compensation Recovery Policy, as amended and/or restated from time to time (the “Clawback Policy”) and the Company’s Supplemental Recovery Policy, as amended and/or restated from time to time (the “Supplemental Clawback Policy”); and (ii) applicable law.
(b)In consideration of this Stock Option, the Optionee further agrees that all Incentive-Based Compensation (as defined in the Clawback Policy and Supplemental Clawback Policy, as applicable) received by the Optionee after the Effective Date (as defined in the Clawback Policy and the Supplemental Clawback Policy, as applicable) is subject to recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable.
(c)The Optionee agrees that the Optionee is not entitled to indemnification for any recovery pursuant to the Clawback Policy and/or the Supplemental Clawback Policy, as applicable, and, to the extent any agreement or organizational document purports to provide otherwise, the Optionee hereby irrevocably agrees to forego such indemnification.
(d)The Optionee agrees to take all required action in a reasonably prompt manner, as applicable, to enable any reduction, cancellation, forfeiture or recoupment of this Stock Option and any other Incentive-Based Compensation in order to enable the enforcement of the Clawback Policy, Supplemental Clawback Policy and applicable law.
(e)The Optionee has received and has had an opportunity to review the Plan, the Clawback Policy and the Supplemental Clawback Policy.
8.No Obligation to Continue Employment or Other Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in an employment or any other Service Relationship with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Optionee’s employment or any other Service Relationship with the Company or a Subsidiary at any time.
9.Integration. This Agreement [and the Executive Agreement] constitute[s] the entire agreement[s] between the parties with respect to this Stock Option and supersede[s] all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Optionee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Optionee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Optionee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.Notices. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation (or other overnight courier service approved by the Company), with shipping charges prepaid or (iv) the date on which an electronic notification is received. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Paragraph.
12.[Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements and that this Stock Option must be exercised within three months after termination of employment as an employee (or 12 months in the case of death or disability) to qualify as an “incentive stock option.” To the extent any portion of this Stock Option does not so qualify as an “incentive stock option,” such portion shall be deemed to be a non-qualified stock option. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will so notify the Company within 30 days after such disposition.]5
Guidewire Software, Inc.
By:
    Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.
Dated:
Optionee’s Signature

Optionee’s name and address:

5 For ISOs.